STOCK RESTRICTION AND
                         REGISTRATION RIGHTS AGREEMENT

         THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of August 2, 1999 by and between PINNACLE SYSTEMS, INC., a California corporation (the "Company"), and HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP").


                                    RECITALS

         A. Pursuant to the terms of the Asset Purchase Agreement dated June 30, 1999 (the "Purchase Agreement"), by and between the Company and HP, HP shall acquire from the Company Six Hundred Seventy-Five Thousand One Hundred Seventy (675,170) fully paid and nonassessable shares (the "Pinnacle Shares") of the Company's Common Stock, no par value (the "Common Stock") as partial payment of the Purchase Price (as such term is defined in the Purchase Agreement) for the sale of certain assets and the transfer of certain liabilities of HP to the Company.

         B. The transactions contemplated by the Purchase Agreement are to be consummated at the "Closing Date", as such term is defined in the Purchase Agreement.

         C. In connection with the Asset Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement with respect to one-half of the Pinnacle Shares issued to HP at the Closing Date and one-half of any additional shares of Common Stock issued to HP on a later date in accordance with Section 3.1(c) of the Purchase Agreement and HP has agreed to certain restrictions with respect to the disposition of the remainder of such shares. NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Purchase Agreement, the parties hereto hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement:

                  (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act.

                  (b) The term "Company Public Sale Event" shall mean any sale by the Company of Common Stock for its own account as contemplated by Section
3.2 pursuant to an effective Registration Statement filed by the Company, filed on Form S-1 or any other form for the general registration of securities with the Commission (other than a Registration
Statement filed by the Company on either Form S-4 or Form S-8 or any registration in connection with a standby underwriting in connection with the redemption of outstanding convertible securities).

                  (c) The term "Company Sale Notice" shall mean a Notice of Offering pursuant to Subsection 3.1 from the Company to each Holder stating that the Company proposes to effect a Company Public Sale Event.

                  (d) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  (e) The term "person" shall mean any person, individual, corporation, partnership, limited liability company, joint stock company, unincorporated association, joint venture, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                  (f)  The  term  "Holder"   means  HP  and  any  transferee  of
Registrable Securities pursuant to Section 3.9 of this Agreement, provided that any such person shall cease to be a Holder on the Termination Date.

                  (g) The term "Preliminary Prospectus" shall mean each preliminary prospectus included in a Registration Statement or in any amendment thereto prior to the date on which such Registration Statement is declared effective under the Securities Act, including any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act.

                  (h) The term "Prospectus" shall mean each prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in accordance with Rule 430A), together with any supplement thereto, and any material incorporated by reference into such Prospectus, all as filed with, or transmitted for filing to, the SEC pursuant to Rule 424(b) under the Securities Act.

                  (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  (j) The term "Registration Expenses" shall have the meaning contained in Section 3.2 hereof.

                  (k) The term "Registrable Securities" shall refer to 337,585 of the Pinnacle Shares, representing of the total number of shares issued on the Closing Date in connection with Purchase Agreement, (ii) 1/2 of any shares of Common Stock issued to HP pursuant to Section 3.1(c) of the Purchase Agreement, and (iii) any Common Stock of the Company issued by the Company to HP in respect of the shares identified in clause (i) or (ii) upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any stock dividend, recapitalization or similar event, the Company issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

                  (l)  The  term   "Registration   Statement"   shall  mean  any
registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the SEC), filed by the Company with the SEC under the Securities Act in connection with the SEC provisions of Section 3.

                  (m) The term "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

                  (n) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  (o)  The  term  "SEC"  means  the   Securities   and  Exchange
Commission or any other federal agency at the time administering the Securities Act.

                  (p) The term "Termination Date" means shall mean the earlier of the respective dates on which the Company has no further obligation under the terms of this Agreement to file or keep effective the Shelf Registration Statement under Subsection 3.1(b).

                  (q) The term "Unregistered Shares" shall mean all of the shares of common stock issued to HP in connection with the Acquisition that are not Registrable Securities.

         1.2 Definitions Generally. Capitalized terms used herein but otherwise not defined herein shall have the meanings ascribed to them in the Purchase Agreement.


                                   SECTION 2

                        RESTRICTIONS ON TRANSFERABILITY;
                         COMPLIANCE WITH SECURITIES ACT

         2.1 Restrictions on Transferability. HP agrees that the Pinnacle Shares shall not be sold, assigned, transferred or pledged unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and HP furnishes Pinnacle with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel to the transferring shareholder, reasonably satisfactory to Pinnacle and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Pinnacle Shares, or (iii) the offer and sale of the Pinnacle Shares is registered under the Securities Act or (iv) such sale, transfer or other disposition is otherwise in compliance with the Securities Act and the rules and regulations thereunder. HP will cause any proposed purchaser, assignee, transferee, or pledgee of the Pinnacle Shares held by HP to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

         2.2 Restrictive Legends.

                  (a) Each certificate representing the Pinnacle Shares, including any new certificates issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (1) IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT (2) UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT, (3) IN THE OPINION OF COUNSEL TO THE TRANSFERRING SHAREHOLDER (WHICH SHALL BE REASONABLY SATISFACTORY TO THE ISSUER) SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE OR (4) UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT.

         Each holder of a certificate evidencing the Restricted Securities as set forth in this Section 2.2(a) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 2.

                  (b) Each certificate representing the Unregistered Shares, including any new certificates issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with an additional legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED AUGUST 2, 1999 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNTIL AUGUST 2, 2001 EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         Each holder of a certificate evidencing the Unregistered Shares as set forth in this section 2.2(b) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company's Common Stock in order to implement the restrictions on transfer established in this Section 2.

         2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), and, in the case of Unregistered Shares, for a period of two years after the Closing Date, unless in either case there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by evidence of satisfaction of Section 2.1 hereof, and, as applicable such documentation or opinions as necessary under
Section 2.1, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.


                                   SECTION 3

                              REGISTRATION RIGHTS

         3.1 Shelf Registration.

                  (a) Form S-3 Registration. As promptly as practicable and in any event within 5 days after the issuance of the Pinnacle Shares in connection with the Closing under the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering the resale of the Registrable Securities by the Holders thereof. Within 5 days after the issuance of any shares of Common Stock to HP pursuant to Section 3.1(c) of the Purchase Agreement, Pinnacle shall amend such Form S-3 to cover of such additional shares of Common Stock as necessary so that all of the Registrable Securities are covered by such Form S-3. Nothing herein shall be deemed to provide any registration rights with respect to the Unregistered Shares.

                  (b) Obligations of the Company. In connection with any registration of Registrable Securities pursuant to this Section 3.1, the Company shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and to remain effective until the earlier of (A) the second anniversary of the date of issuance of the Pinnacle Shares, (B) the sale of all of such shares of Registrable Securities so registered or (C) ninety days after the date as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the volume requirements of the Securities Act pursuant to Rule 144 thereunder.

         3.2 Company Sale Events.

                  (a) Determination. Subject to Section 3.5(b) the Company may at any time effect a Company Public Sale Event pursuant to a Registration Statement filed by the Company if the Company gives each Holder a Company Sale Notice, provided that such Company Sale Notice is given not less than 21 days prior to the initial filing of the related Registration Statement. The obligation of the Company to give to each Holder a Company Sale Notice and to permit piggyback registration rights to Holders with respect to Registrable Securities in connection with Company Sale Events in accordance with this
Section 3.2 shall terminate in accordance with Section 3.11.

                  (b) Notice. The Company Sale Notice shall offer the Holders the opportunity to participate in such offering and include the number of shares of Registrable Securities which represents the best estimate of the lead managing underwriter (or, if not known or applicable, the Company) that will be available for sale by the Holders in the proposed offering.

                  (c) Piggyback Rights of Holders. (A) If the Company shall have delivered a Company Sale Notice, Holders shall be entitled to participate on the same terms and conditions as the Company in the Company Public Sale Event to which such Company Sale Notice relates and to offer and sell shares of Registrable Securities therein only to the extent provided in this Section 3.2(a). Each Holder desiring to participate in such offering shall notify the Company no later than ten (10) days following receipt of a Company Sale Notice of the aggregate number of shares of Registrable Securities that such Holder then desires to sell in the offering. (B) Each Holder desiring to participate in a Company Public Sale Event may include shares of Registrable Securities in any Registration Statement relating to a Company Public Sale Event to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by the Company to be included therein. If the lead managing underwriter selected by the Company for a Company Public Sale Event advises the Company in writing that the total number of shares of Common Stock to be sold by the Company together with the shares of Registrable Securities which such Holders intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the Common Stock offered in such Company Public Sale Event or the timing thereof, then there shall be included in the offering only that number of shares of Registrable Securities, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the marketing of the offering; provided that if the lead managing underwriter determines that such factors require a limitation on the number of shares of Registrable Securities to be offered and sold as aforesaid and so notifies the Company in writing, the number of shares of Registrable Securities to be offered and sold by Holders desiring to participate in the Company Public Sale Event, shall be allocated among those Holders desiring to participate in such Company Public Sale Event on a pro rata basis based on their holdings of Registrable Securities. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among those requesting Holders whose allocation did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the underwriting have been so allocated.

                  (d) Discretion of the Company. In connection with any Company Public Sale Event, subject to the provisions of this Agreement, the Company, in its sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such Company Public Sale Event, (b) to enter into a purchase agreement or underwriting agreement for such Company Public Sale Event, and (c) to take such actions as may be necessary to close the sale of Common Stock contemplated by such offering, including, without limitation, waiving any conditions to closing such sale which have not been fulfilled.

                  (e) Market-Standoff Agreement. In connection with a Company Public Sale Event, securities in connection with an effective registration statement under the Securities Act, each Holder agrees, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time after the effectiveness of the registration statement as specified by such underwriters, not to exceed one hundred eighty (180) days; provided that all officers, directors and 5% stockholders of the Company are bound by and have entered into similar agreements. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3.2(e).

         3.3  Agreements  Concerning   Offerings.   Subject  to  the  terms  and
conditions hereof, in connection with any Registration Statement, the Company will:

                  (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

                  (b) Furnish to the participating Holders or the underwriters such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

                  (c) Provide to any Holder requesting to include Registrable Securities in such Registration Statement and any managing underwriter(s) participating in any distribution thereof and to any attorney, accountant or other agent retained by such Holder or managing underwriter(s), reasonable access to appropriate officers and directors of the Company, its independent auditors and counsel to ask questions and to obtain information (including any financial and other records and pertinent corporate documents) reasonably requested by any such Holder, managing underwriter(s), attorney, accountant or other agent in connection with such Registration Statement or any amendment thereto, provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available or (ii) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act).

                  (d) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (A) the second anniversary of the date of this Agreement,
(B) the sale of all the shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                  (e) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Holders to be registered and disposed of in accordance with the method of disposition described herein.

                  (f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

                  (g) Cause all Registrable Securities registered pursuant to this Section 3.13(g) to be listed on The Nasdaq National Market or such other exchange as the Company's Common Stock is then listed or quoted.

                  (h) Provide for or designate a transfer agent and registrar (which may be the same entity) for the Registrable Securities covered by the Registration Statement from and after the effective date of such Registration Statement.

                  (i) Cooperate with the selling Holders of Registrable Securities and any managing underwriters to facilitate the timely issuance and delivery to any underwriters to which any Holder may sell Registrable Securities in such offering certificates evidencing shares of the Registrable Securities not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request.

                  (j) The Company will keep the Holders informed of the Company's best estimate of the earliest date on which such Registration Statement or any post-effective amendment thereto will become effective and will notify each Holder, Holders' Counsel and the managing underwriter(s), if any, participating in the distribution pursuant to such Registration Statement promptly (i) when such Registration Statement or any post-effective amendment to such Registration Statement is filed or becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering, and promptly deliver to each Holder participating in the offering and the managing underwriter(s), if any, copies of all correspondence between the Commission or any such governmental agency or self-regulatory body and all written memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement or proposed sale of shares, to the extent not covered by attorney-client privilege or constituting attorney work product, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by the Company that an event has occurred (the nature and pendency of which need not be disclosed during a "black-out period" pursuant to Section 3.5(a)) which makes untrue any statement of a material fact made in such Registration Statement or any related Prospectus or which requires the making of a change in such Registration Statement or any related Prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the completion of the distribution contemplated by such Registration Statement if it relates to a Company Sale Event.

                  (k) In the event of the issuance of any stop order suspending the effectiveness of such Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will obtain its withdrawal at the earliest possible time.

         3.4 Expenses.

                  (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Sections 3.1 and 3.2 shall be borne by the Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the provisions of this Section 3 with respect to such registration (collectively, "Registration Expenses").

                  (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Sections 3.1 and 3.2 including any counsel for the participating Holders (other than counsel as provided in Section 3.4(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

         3.5 Blackout Periods.

                  (a) Black-Out Periods for Holders. No Holder shall offer to sell or sell any shares of Registrable Securities pursuant to the Shelf Registration Statement, and the Company shall not be required to supplement or amend any Registration Statement or otherwise facilitate the sale of Registrable Securities pursuant thereto, during the 30-day period (or such lesser number of days until the Company makes its next required filing under the Exchange Act) immediately following the receipt by each Holder of a certificate of an authorized officer of the Company to the effect that the Board of Directors of the Company has determined in good faith that such offer, sale, supplement or amendment is likely to require the disclosure of confidential information that would materially and adversely affect the Company. The Company may not exercise this postponement right more than once in any twelve (12) month period. Any period described in Section 3.5(a) during which Holders are not able to sell shares of Registrable Securities pursuant to the Shelf Registration Statement is herein referred to as a "black-out" period. The Company shall notify each Holder of the expiration or earlier termination of any "black-out" period (the nature and pendency of which need not be disclosed during such "black-out" period).

                  (b) The period during which the Company is required pursuant to Subsection 3.1 to keep the Shelf Registration Statement continuously effective shall be extended by a number of days equal to the number of days, if any, of any "black-out" period applicable to Holders pursuant to this Section
3.5 occurring during such period, plus a number of days equal to the number of days during such period, if any, of any period during which the Holders are unable to sell any shares of Registrable Securities pursuant to the Shelf Registration Statement as a result of the happening of any event of the nature described in Sections 3.7(b)(ii), 3.7(b)(iii) or 3.7(b)(v).

         3.6 Black-Out Period for the Company. Except for offers to sell and sales of Common Stock pursuant to a Registration Statement on Form S-8 or on Form S-4, standby underwritings in connection with the redemption of outstanding convertible securities, the conversion of outstanding convertible securities or in connection with the acquisition by the Company of another company or business, the Company shall not publicly offer to sell or sell any shares of capital stock of the Company during the 60-day period immediately following the initial sale of shares by any Holder in an underwritten public offering of shares in connection with a Company Sale Event.

         3.7 Indemnification and Contribution.

                  (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective officers, directors and employees against any losses, claims, damages or liabilities, or actions in respect thereof to which such Holder or persons may become subject under the Securities Act, or otherwise (collectively, "Losses"), insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in Registration Statement, any related Preliminary Prospectus or any related Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder or persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in said Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Holder specifically for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such instance to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus if (i) after the Company had made available sufficient number of copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Losses or who purchased the Registrable Securities the purchase of which is the basis of the action if, in either instance, such delivery by such Holder is required by the Securities Act and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or alleged omission; and the Company shall not be liable in any such instance to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities if such delivery by such Holder is required by the Securities Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such Person and shall survive the Termination Date and the transfer of Registrable Securities by such Holder as otherwise permitted hereby.

                  (b) To the extent permitted by law, each Holder severally agrees to indemnify and hold harmless the Company, each other Holder and each person, if any, who controls the Company or such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective officers, directors and employees, against any Losses to which the Company, such other Holder or such persons may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related Preliminary Prospectus or any related Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holder or such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, in each instance to the extent, but only to the extent, that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in said Registration Statement, said Preliminary Prospectus or said Prospectus, or any said amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Holder specifically for use therein; provided, however, that the liability of each Holder under this Section 3.7(b) shall be limited to an amount equal to the proceeds of the sale of shares of Registrable Securities by such Holder in the offering which gave rise to the liability (net of underwriting commissions paid or incurred by such Holder in connection with the registration, if any, and sale). This indemnity agreement will be in addition to any liability which Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such person and shall survive the Termination Date and the transfer of Registrable Securities by such Holder as otherwise permitted hereby.

                  (c)  Promptly  after any person  entitled  to  indemnification under this Section 3.8 receives notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the indemnification provisions of this Section 3.7, notify the indemnifying party in writing of the claim or the commencement of such action; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party hereunder unless and to the extent such failure or delay has prejudiced the rights of the indemnifying party and shall not, in any event, relieve it from any liability which it may have to the indemnified party other than pursuant to the indemnification provisions of this
Section 3.7. If any such claim or action shall be brought against an indemnified party, and it has notified the indemnifying party thereof in accordance with the terms hereof, the indemnifying party shall be entitled to participate in the defense of such claim, or, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, upon written notice to the indemnified party of such assumption. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (i) the indemnifying party shall not be liable to the indemnified party pursuant to the indemnification provisions hereof for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed) and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that any indemnified party hereunder shall have the right to employ separate counsel and to participate in the defense of such claim assumed by the indemnifying party, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (b) the indemnifying party shall have failed to assume the defense of such claim from the person entitled to indemnification hereunder and failed to employ counsel within a reasonable period following such assumption, or (c) in the reasonable judgment of the indemnified party, based upon advice of its counsel, a material conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims or there may be one or more material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of the indemnified party). Notwithstanding the foregoing, the Holders (together with their respective controlling persons and officers, directors and employees) shall have the right to employ at the expense of the Company only one separate counsel to represent such Holders (and their respective controlling persons and officers, directors and employees) who may be subject to liability arising out of any one action (or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) in respect of which indemnity may be sought by such Holders against the Company pursuant to the indemnification provisions of this Section 3.7. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. All fees and expenses to be paid by the indemnifying party hereunder shall be paid a commercially reasonable time after they are billed to the indemnified party, subject to receipt of a written undertaking from the indemnified party to repay such fees and expenses if indemnity is not ultimately determined to be available to such indemnified party under this Section 3.7.

                  (d) In order to provide for just and equitable contribution between the Company and such Holders in circumstances in which the indemnification provisions of this Section 3.7 are for any reason insufficient or inadequate to hold the indemnified party harmless, the Company and such Holders shall contribute to the aggregate Losses (including any investigation, legal and other fees and expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution actually received from persons other than the Company and such Holders) to which the Company and one or more of its directors or its officers who sign such Registration Statement or such Holders or any controlling person of any of them, or their respective officers, directors or employees may become subject, under the Securities Act, under any other statute, at common law or otherwise, insofar as such Losses or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such contributions shall be in such amounts that the portion of such Losses for which each such Holder shall be responsible under this Section 3.7(d) shall be limited to the portion of such Losses which are directly attributable to an untrue statement of a material fact or an omission to state a material fact in said Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any such Holder specifically for use therein, and the Company shall be responsible for the balance of such Losses; provided, however, that the liability of each such Holder to make such contribution shall be limited to an amount equal to the proceeds of the sale of shares of

Registrable Securities by such Holder in the offering which gives rise to the liability (net of underwriting commissions and disbursements) paid or incurred in connection with the registration, if any, and sale). As among themselves, such Holders agree to contribute to amounts payable by other such Holders in such manner as shall, to the extent permitted by law, give effect to the provisions in Section 3.7(b). The Company and such Holders agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section were to be determined by pro rata allocation (other than as set forth above) of the aggregate Losses by reference to the proceeds realized by such Holders in a sale pursuant to said Registration Statement or said Prospectus or by any other method of allocation which does not take account of the considerations set forth in this Section 3.7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution under this Section from any person who was not guilty of such fraudulent misrepresentation.

         3.8 Information by Holder. The Holders whose securities are included in any registration effected pursuant to this Section 3 shall furnish in writing to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3. The Company's obligations under this Section 3 are conditioned upon compliance by such persons with the provisions of this
Section 3.8.

         3.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 3.1 and 3.2 may be assigned by HP to the transferee or assignee of not less than 20% of Registrable Securities (as adjusted for stock splits and the like) and provided that the Company is given written notice of any such transfer within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of any Holder under this Agreement. If the stock certificates of a transferring Holder bear a restrictive legend, the stock certificates of its transferee to whom the rights hereunder are being transferred shall, subject to the terms of this Agreement, also bear such a restrictive legend. Except with respect to transfers pursuant to this
Section 3.9, a transferee of Registrable Securities shall neither assume any liabilities or obligations nor enjoy any rights hereunder and shall not be bound by any of the terms hereof Each Holder hereby agrees that any transfer of shares of Registrable Securities by such Holder shall be made (i) in compliance with the registration requirements of the Securities Act or (ii) in a transaction exempt from the registration requirements of the Securities Act. The Company may request, as a condition to the transfer of any Registrable Securities, that the transferring Holder provide the Company with an opinion of securities counsel reasonably satisfactory to it with regard to compliance with the terms of this Agreement.

         3.10 Termination of Registration Rights. The registration rights granted pursuant to this Section 3 shall terminate as to any Holder on the Termination Date.

         3.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 3.1 or 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.


                                   SECTION 4

                              UNREGISTERED SHARES

         4.1 Lock-Up. HP irrevocably agrees that it will not, directly or indirectly, sell, lend, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of the Unregistered Shares without the prior written consent of Pinnacle until August 2, 2001.


                                   SECTION 5

                             EXCHANGE ACT REPORTING

         5.1 Exchange Act Reporting. At any time until the sale of all of the Registrable Shares and the Unregistered Shares, the Company agrees to:

                  (a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act; and

                  (b) furnish to any Holder, forthwith upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in connection with any Holder availing itself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such rule or regulation.

         5.2 Form 144. If any Holder is required to file a Form 144 with respect to any sale of shares of Registrable or Restricted Securities, such Holder shall promptly deliver to the Company a copy of such completed Form 144 filed with the SEC.

                                   SECTION 6

                                 MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

         6.2 Successors and Assigns.  Except for transfers  permitted by Section
2.1 and 3.10, neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent: (1) to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         6.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         6.4 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section
12.4 of the Purchase Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         6.6 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

"COMPANY"                  PINNACLE SYSTEMS, INC.,
                           a California corporation

                           By: /S/Arthur D. Chadwick
                               -------------------------------------------------
                           Name:  Arthur D. Chadwick
                                  ----------------------------------------------
                           Title: Vice President, Finance and Administration
                                  ----------------------------------------------


"HP"                       HEWLETT-PACKARD COMPANY,
                           a Delaware corporation

                           By: /S/Tom White
                               -------------------------------------------------
                           Name:  Tom White
                                  ----------------------------------------------
                           Title: Vice President, Communications Solutions Group
                                  ----------------------------------------------